EXHIBIT 10(ddd)




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                 ASSIGNMENT OF PROCEEDS AND INVESTMENT AGREEMENT

                                     between

                               CEL-SCI CORPORATION

                                       AND

                           LAKE WHILLANS VEHICLE I LLC

                                OCTOBER 12, 2015

               [THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION]






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                 Assignment of Proceeds and Investment Agreement

This Assignment of Proceeds and Investment Agreement (this "Agreement") is made and entered into as of October 12, 2015, by and between:

     o CEL-SCI Corporation, a Colorado corporation, with its principal office located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182, as assignor (such person, together with its permitted successors or assigns, being referred to herein as "Assignor"); and

     o Lake Whillans Vehicle I LLC, a Delaware limited liability company, with its principal office located at 1350 Avenue of the Americas, 2nd Floor, New York, New York 10019, as assignee ("Assignee").

Assignor and Assignee are sometimes referred to herein singularly as a "Party" and collectively as the "Parties".

                                   WITNESSETH:

WHEREAS, Assignor has initiated an arbitration against inVentiv Health Clinical, LLC and certain of its affiliates, including inVentiv Health, Inc. (collectively, the "Defendants") with the American Arbitration Association, ARBITRATION NO. 50 122 t 01038 13, alleging breach of contract, fraudulent inducement, and fraud in connection with work performed by PharmaNet/inVentiv for Assignor in connection with its Phase III trial for Multikine (the "Litigation/Arbitration");

WHEREAS, Assignee is prepared to make payments of up to $5,000,000 available to Assignor in order to pay fees and expenses associated with the Claims (defined below), and in consideration of Assignee making such Funds (defined below) available to Assignor, Assignor will transfer and assign to Assignee a portion of the Proceeds (defined below) of the Litigation/Arbitration, namely, the Assigned Return (defined below), pursuant to the terms and conditions of this Agreement; and

WHEREAS, to secure Assignor's promises under and performance of this Agreement, Assignor will grant Assignee a first-in-priority lien over the Collateral, as more particularly described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration which is acknowledged to be for the benefit of Assignor, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0   Definitions.

1.1 The  following  definitions  shall apply to  capitalized  terms used in this
Agreement:

     "Adverse  Party"  refers to the  Defendants  as well as (i) any other party

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subsequently  named as a defendant in any Proceedings  (including any litigation or arbitration or any collection actions arising therefrom or connected to the Claims) or (ii) against whom or which Claims are or may be asserted or threatened (even if such Person is not named or served), or who or which may ultimately be liable in whole or in part, in connection with the Claims, through indemnification or otherwise.

     "Agreement" refers to this Agreement, the Schedules and Exhibits hereto, and all documents referred to herein as constituting part of this Agreement.

     "Assigned Return" means the following, which has been assigned and transferred to Assignee by this Agreement:

     (i) the repayment of capital actually disbursed by Assignee as a Disbursement under this Agreement (or that Assignee is legally obligated to pay at the time of receipt of Proceeds as contemplated hereby and that Assignee does actually pay thereafter); plus

     (ii) $5,000,000; plus

     (iii) fifteen percent (15%) of the Net Proceeds;

provided, however, that in the event that Assignor has fully resolved the Claims via settlement with the Defendants on or prior to November 26, 2015, "Assigned Return" shall mean:

     (iv) the repayment of capital actually disbursed by Assignee as a Disbursement under this Agreement (or that Assignee is legally obligated to pay at the time of receipt of Proceeds as contemplated hereby and that Assignee does actually pay thereafter); plus

     (v)  the  greater  of  (x)  ten  percent  (10%)  of  the  Proceeds  or  (y)
          $2,500,000.

     "Assignee" has the meaning set forth in the Preamble.

     "Assignor" has the meaning set forth in the Preamble.

     "Assignor Counsel" means Wilk Auslander LLP, counsel to Assignor.

     "Business Day" means a day banks in New York City are open for regular business.

     "Change of Control" shall mean the following: (a) a merger or consolidation of Assignor into or with another entity as a result of which the stockholders of Assignor immediately prior to such transaction own less than 50% of the voting securities of Assignor or the surviving entity in such transaction; (b) the sale or transfer of all or substantially all of the assets of Assignor; or (c) a transaction or series of related transactions pursuant to which the stockholders of Assignor immediately prior to such transaction(s) own less than 50% of the voting securities of Assignor.

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     "Claims"  means any and all  claims,  causes of action,  rights,  choses in action, and entitlements, known or unknown, existing or later arising, in connection with the Litigation/Arbitration or otherwise, in favor of Assignor and/or its affiliates against any Adverse Party.

     "Closing" has the meaning ascribed in Section 12.1.

     "Closing Date" is the date of the Closing.

     "Collateral" shall have the meaning set forth in the Security Agreement.

     "Commitment"  means  Assignee's   financial  commitment  pursuant  to  this
Agreement to fund up to total disbursements of US$5,000,000 (Five Million United States dollars) pursuant to Section 2.1 hereof.

     "Common Interest Agreement" means the Common Interest Agreement of even date herewith among Assignor and Assignee.

     "Default" has the meaning ascribed in Section 9 hereof.

     "Defendants" has the meaning set forth in the Recitals.

     "Disbursements" means the amounts disbursed from time to time in connection with the Maintenance Payment Obligation pursuant to Section 2.1 hereof.

     "Distribution Schedule" refers to the order of distribution of Proceeds described in Schedule 1, attached hereto and made a part hereof.

     "Engagement Letter" means the Engagement Letter dated October 8, 2015 between Assignor and Wilk Auslander LLP, a copy of which is attached hereto as
Exhibit 1.

     "Escrow Agent" means Bank of Oklahoma, N.A., or another U.S.-based money-center financial institution reasonably acceptable to the Parties.

     "Escrow Agreement" means the escrow agreement to be entered into among Assignor, Assignee, and the Escrow Agent, pursuant to which the Escrow Agent is empowered and directed to receive, hold and distribute Proceeds in accordance with the terms and conditions of this Agreement.

     "Financial Statements" means (i) the audited balance sheet of Assignor as of September 30, 2014 and 2013 and the related statements of income and cash flows for the twelve months then ended, together with the appropriate notes to such financial statements and (ii) the unaudited balance sheet of Assignor as of June 30, 2015 and the related statements of income and cash flows for the nine months then ended.

     "Funds"  means the funds made  available  by  Assignee  for the  benefit of

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Assignor pursuant to Section 2.1 hereof.

     "Lawyers"   refers  to  Assignor  Counsel  and  such  other  additional  or replacement attorneys, law firms or lawyers as may be employed, consulted, or engaged by Assignor (after consultation with and written approval from Assignee in its sole and absolute discretion) in connection with any phase or aspect of the Claims and/or any pursuit of Proceeds. Notwithstanding anything to the contrary contained in the foregoing "Lawyers" shall not include experts retained by Assignor or Assignor Counsel who are attorneys.

     "Lawyers' Fees" means the documented professional fees of Assignor's Lawyers incurred in furtherance of the Proceedings (including any such fees incurred prior to the date hereof), subject to the capped budget set forth in the Engagement Letter.

     "Litigation/Arbitration" has the meaning set forth in the Recitals.

     "Litigation Costs" means all out-of-pocket costs directly related to and incurred in furtherance of the Proceedings that are incurred by Assignor or Assignor Counsel (subject to the capped budget set forth in the Engagement Letter) and (i) paid or due to third parties (other than Assignor or Assignee), and (ii) properly documented by receipts and invoices paid by Assignor Counsel or submitted to Assignor or Assignor Counsel in connection with the costs of any litigation or arbitration in connection with the Claims (as more particularly provided in the Engagement Letter). Litigation Costs shall include only reasonable out-of-pocket costs and expenses incurred by Assignor and Assignor Counsel and/or third parties in connection with prosecuting, enforcing or defending the Claims, such as (A) the reasonable fees and costs of consultants, experts, other experts or technical advisors, and fact witnesses, or such fees and costs paid directly by Assignor Counsel on behalf of any third party; (B) reasonable travel and lodging expenses of third parties involved in the Litigation/Arbitration, such as witnesses and experts, for purposes of holding case meetings, the preparation of witness statements and expert reports, and the like; (C) reasonable duplicating, secretarial, stenographer, postage, courier, legal research, and similar expenses; (D) all reasonable fees and costs other than as provided in the foregoing clauses (A) through (C) that are incurred in relation to any Proceeding brought by Assignor or in order to collect and/or enforce an award rendered in any litigation or arbitration in connection with the Claims. Litigation Costs shall not include any internal costs or expenses of Assignor other than reasonably documented travel costs of Assignor personnel incurred in connection with attendance at hearings, depositions, or mediations in connection with the Claims.

     "Net Proceeds" means the Proceeds minus the sum of (i) the aggregate amount of capital actually disbursed by Assignee as a Disbursement under this Agreement (or that Assignee is legally obligated to pay at the time of receipt of Proceeds as contemplated hereby and that Assignee does actually pay thereafter), and (ii) $5,000,000. The calculation of Net Proceeds is subject to the last sentence of the definition of "Proceeds".

     "Person" means any natural person, corporation, partnership (of whatever form), trust, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

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     "Proceedings" means (i) the  Litigation/Arbitration  (and other proceedings relating thereto,  including dispute resolution  proceedings),  (ii) any and all
related  pre-  and  post-trial/arbitral   proceedings  or  processes  in  or  in
connection with the Claims; (iii) all appellate proceedings and proceedings on remand, as well as enforcement, ancillary, parallel or alternate dispute resolution proceedings and processes arising out of or related to the acts or occurrences alleged in the Litigation/Arbitration; (iv) re-filings or parallel filings relating to the Claims and any other legal, diplomatic or administrative proceedings or processes founded on the underlying facts giving rise to or forming a basis for the Claims and involving one or more Adverse Parties, in which Assignor or any of Assignor's successor(s) in interest or assigns or affiliates is a party; (v) ancillary or enforcement proceedings related to the facts or Claims alleged from time to time, including against any other Person stemming from the actions of any Adverse Party; and (vi) all arrangements, settlements, negotiations, or compromises made between Assignor or any of its affiliates or representatives and any Adverse Party having the effect of resolving any of Assignor's Claims against any Adverse Party that are or could be or could have been brought in litigation or arbitration.

     "Proceeds" means (A) any and all pre-Tax monetary awards, damages, fees, recoveries, judgments or other property or value recovered by or on behalf of Assignor or its affiliates on account or as a result or by virtue (directly or indirectly) of the Claims, the Litigation/Arbitration or the Proceedings, whether by negotiation, litigation, arbitration, mediation, diplomatic efforts, lawsuit, settlement, decree, judgment or otherwise, and includes all of Assignor's legal and/or equitable rights, title and interest in and/or to any of the foregoing, whether in the nature of ownership, lien, security interest or otherwise, plus (B) any actually and successfully recovered interest, penalties, Lawyers' Fees and Litigation Costs in connection with any of the foregoing, plus
(C) any actual, moral, punitive, exemplary, rescissionary, consequential (including lost profits), or treble damages assessed against any Adverse Party which are awarded and actually and successfully recovered on account thereof, plus (D) interest actually and successfully awarded or later accruing on any of the foregoing, plus (E) any recoveries from actions commenced by Assignor against Lawyers, accountants, experts or officers in connection with any of the foregoing or the pursuit of the Proceedings, plus (F) any Stream Revenue. For the avoidance of doubt, "Proceeds" includes (without limitation) cash, real estate, negotiable instruments, choses in action, contract rights, membership rights, subrogation rights, annuities, future revenue streams (including milestone and royalty payments), claims, refunds, and any other rights to payment of cash and/or transfer(s) of things of value or other property (including property substituted therefor), whether delivered or to be delivered in a lump sum or in installments, in relation to any claim or negotiation with any Person in relation to the Proceedings. "Proceeds" also includes any money, property or other value received from any Person (including a Person other than an Adverse Party) in a sale or other transaction arising out of or relating to the Claims, or in any sale, buy-out or Change of Control of Assignor that occurs
(i) as a covenant or condition to any settlement of the Litigation/Arbitration or the Proceedings or (ii) as a direct result of, or directly in connection with, resolution of the Claims, at any time in the future, as well as any additional amounts received by such Person as a result thereof. Solely for the purposes of calculating Net Proceeds, in the event the Litigation/Arbitration proceeds to a final award (and not as a result of any settlement or other negotiated compromise of the Litigation/Arbitration), "Proceeds" shall not include any consequential, exemplary, special, incidental or punitive damages

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(which are expressly identified as such by the arbitrator in its award) assessed against any Adverse Party; provided, however that any award of attorneys' fees shall not be considered consequential, special, incidental or punitive damages hereunder. If the arbitrator's award does not specify categories of damages, all damages up to the maximum amount of direct damages sought by Assignor shall be deemed to be actual or direct damages. However, nothing in this paragraph shall prevent Assignor from seeking clarification of the damages award from the arbitrator; to the extent Assignor does so and the arbitrator clarifies the award specifying the amounts of direct and consequential, exemplary, special, incidental or punitive damages, if any, such specification shall serve as the basis of the Net Proceeds calculation set forth in this paragraph.

     "Pro Rata Interest" means (a) with respect to Assignee, 15%; and (b) with respect to Assignor, 85%.

     "Security Agreement" means that certain Security Agreement dated as of the same date hereof, by Assignor in favor of Assignee, relating to the Collateral.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the present fair salable value of the property and assets of such Person exceeds the debts and liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of the such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured, (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, and (d) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stream Revenue" means future revenue streams earned by Assignor and/or its affiliates from a new, existing or modified business relationship, transaction or other arrangement with any Adverse Party (or its successors or affiliates) attributable to or arising from the Litigation/Arbitration, including, but not limited to, licensing revenue or royalty revenue derived from Adverse Party through settlement of the Litigation/Arbitration. Stream Revenue shall be payable as provided in Section 8.2.

     "Subordination Agreement" means that certain Subordination Agreement dated on or about the date hereof, among Assignor, Assignee and the de Clara Trust dated June 13, 2014.

     "Taxes" means any foreign, federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with any amounts received or paid under this Agreement, including without limitation: (i) any state or local sales or use taxes; (ii) any import, value-added or consumption tax; (iii) any business transfer tax; (iv) any taxes imposed or based on or with respect to or measured by any net or gross income or receipts of either party; (v) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock or property

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taxes;  or (vi) any other tax now or hereafter  imposed by any  governmental  or taxing authority on any aspect of this Agreement, the Proceeds and/or the obligations hereunder, and "pre-Tax" shall mean before the deduction of any of the foregoing.

     "Transaction Documents" means this Agreement, the Security Agreement, the Common Interest Agreement, the Engagement Letter, the Escrow Agreement, the Subordination Agreement and any other documents or instruments executed in connection with the foregoing, including all schedules or exhibits thereto.

2.0   Commitment of Funds

2.1 In consideration of the Assigned Return, subject to the terms and conditions of this Agreement, Assignee agrees to make Funds available to Assignor up to the full amount of the Commitment in order to pay the Lawyers' Fees and the Litigation Costs incurred by Assignor in connection with the Claims (the "Maintenance Payments Obligation"). For the avoidance of doubt, Assignor shall have no responsibility to pay any of the costs of the Proceedings (except costs it may incur or agree outside of this Agreement or in excess of the Funds) and any Assigned Return shall be paid to Assignee as provided in this Agreement. The use and administration of amounts paid in respect of the Maintenance Payments Obligation will be managed by Assignor, as provided herein.

2.2 Assignee shall fund the Maintenance Payments Obligation pursuant to the terms of this Agreement within fifteen (15) Business Days of receipt of (i) copies of valid monthly billing statements presented by Lawyers to Assignor and Assignee, setting forth Lawyers' Fees incurred by Assignor and Litigation Costs paid by Assignor under such reasonable invoice review and approval processes established by Assignee from time to time; and (ii) valid invoices in respect of Litigation Costs validly incurred by third parties, such invoices to be paid in accordance with their terms, subject to such reasonable invoice review and approval processes as may be established by Assignee from time to time.

2.3 The Parties recognize and acknowledge that the rights and interests assigned to Assignee hereunder are being purchased by Assignee pursuant to this Agreement, and an ownership interest in the Assigned Return is being sold, transferred and assigned by Assignor to Assignee. These transactions do not constitute a loan of money, but a purchase of capital assets owned by Assignor. Notwithstanding Assignee's rights to Collateral to secure Assignor's promises to pay the Assigned Return, no portion of the Assigned Return transferred pursuant to this Agreement is intended as collateral for any loan.

2.4 The Parties understand and agree that, under all of the circumstances relating to the Claims, the Disbursements paid by Assignee and the availability of the Maintenance Payment Obligations for the Assigned Return is a fair market value for the same and has been calculated based on extensive consultation with advisors to Assignor based on the risks of pursuing the Claims, including any litigation or arbitration or other proceedings arising therefrom. Assignor agrees to use its commercially reasonable efforts at all times and in all circumstances to defend the fair market value of the consideration paid hereunder for the Assigned Return.

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3.0 Agreement to Sell and Buy/Non-Assumption by Assignee.

3.1 Under and subject to the terms and conditions of this Agreement and in exchange for the benefits to Assignor of the Maintenance Payment Obligation and any Disbursements, Assignor agrees to and hereby does, effective at the Closing, irrevocably and unconditionally, (i) sell, transfer, assign and deliver to Assignee all of Assignor's legal and equitable rights, title and interest in and to the Assigned Return, and (ii) pursuant to the Security Agreement, transfer and grant to Assignee a security interest in the Collateral to secure all obligations of Assignor to Assignee hereunder from time to time.

3.2 Assignee agrees to buy and receive all of said rights and interests from Assignor upon execution of this Agreement and to make the Funds available under and subject to the terms and conditions of this Agreement up to the total amount of the Commitment. For the avoidance of doubt, Assignee shall be unconditionally entitled to the Assigned Return, at any time or from time to time, upon recovery of Proceeds by Assignor, it being the intention of the Parties that the Maintenance Payment Obligation is sufficient consideration for the complete and unconditional assignment of the Assigned Return and the grant of the security interests in the Collateral conveyed by the Security Agreement.

3.3 In making this Agreement and purchasing a portion of the Proceeds, Assignee is not otherwise acquiring or assuming any responsibility, obligation or liability of Assignor or any of its affiliates or arising out of any other rights or interests of Assignor being purchased including, but not limited to,
(i) any duty or obligation to any Adverse Party by Assignor, (ii) any Taxes owed or to be owed by Assignor, or (iii) other than as provided for in this Agreement, any obligation or expense with regard to the Claims or the Proceedings.

3.4 It is acknowledged and agreed that this Agreement does not, and shall not be interpreted so as to alter, amend or affect any rights of Assignor to make claims against or demands upon Lawyers from time to time, as may be otherwise permitted by any law or rule of professional conduct. It is expressly agreed that if any such claim or demand is successfully made, the proceeds of such claim or demand shall constitute "Proceeds" for purposes hereof.

3.5 The Maintenance Payment Obligation and any Disbursements are the sole and exclusive consideration and value to be paid to any Person for the transfer and assignment of the Assigned Return. Assignor acknowledges that the transactions contemplated hereunder, including the Maintenance Payment Obligation and any Disbursements, are for its benefit. Assignee shall have no further obligations whatsoever, other than those expressly provided in this Agreement, to make further payments to Assignor, to any Lawyers or to any other Person, regardless of the time or effort required to pursue the Claims and/or Proceedings to conclusion.

3.6 It is understood and agreed that this Agreement evidences the transfer of the Assigned Return, and that Assignee's right to receive payment of the Assigned Return shall remain in full force and effect until the entire Assigned Return has been unconditionally received by Assignee at any time in the future so long as and provided always that Proceeds have been actually recovered and are not subject to rescission or cancellation. At and from the Closing, Assignee

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shall be the sole and absolute owner of the Assigned Return which Assignor is or may be entitled to collect or receive on account of the Claims and/or Proceedings or otherwise as provided herein. Assignee expressly acknowledges and agrees that in the event no Proceeds (or Proceeds less than the total Disbursements and/or the Assigned Return) are ever actually recovered (even if awarded as a result of litigation or arbitration) by or on behalf of Assignor, Assignee shall have no right against Assignor for the recovery of the Assigned Return (or any such shortfall in Proceeds) and Assignor shall have no obligation to repay any amount actually disbursed under this Agreement (unless and until such time as Proceeds have been actually and successfully recovered by or on behalf of Assignor); provided, however, that nothing in this Section shall limit either Party's ability to seek recovery or bring an action against the other Party in the event of such other Party's breach of this Agreement.

3.7 As collateral for and to secure the accuracy and continuing veracity of Assignor's representations, warranties, undertakings and agreements made and/or given under this Agreement, Assignor hereby grants Assignee a first-in-priority pledge over and security interest in all Collateral. This Agreement shall constitute a "security agreement", "lien", "charge" (or the equivalent under applicable law) and "pledge" in favor of Assignee for that purpose, and the security interest hereby created shall be in express priority to any rights of any other Person in and to the Proceeds (to the extent of the Assigned Return). Assignor shall execute upon demand, and Assignee may file, any appropriate documents and agreements (including security agreements) as required under applicable law for the purpose of perfecting Assignee's security interest in the Collateral, and as notice to third parties that Assignor has conveyed and granted a security interest in the Collateral.

3.8 Notice of the assignment by Assignor hereunder may (at Assignee's sole discretion) be filed by Assignee with any court, administrative body, or government office on or after the Closing, pursuant to the provisions of applicable laws, court rules or local custom, and may be served upon such Persons as may be deemed necessary by Assignee to perfect and give effect to Assignee's ownership of and right to receive the Assigned Return and Assignee's security interest in the Collateral.

3.9 Assignor shall irrevocably direct that all Proceeds (other than Stream Revenue) shall be paid to Escrow Agent pursuant to the Escrow Agreement, and Assignor shall cause such Proceeds to be so paid, and the Assigned Return disbursed to Assignee hereunder shall be paid in gross and shall not be subject to any Tax, set-off, counter-claim (other than a counter-claim made by Defendants against Assignor in the Litigation/Arbitration, which shall, if awarded to Defendant in such Litigation/Arbitration, reduce the Proceeds hereunder), deduction or lien. Any Proceeds (other than Stream Revenue) received by Assignor shall be held in trust for Assignee until paid to the Escrow Agent as provided herein, and Assignor agrees to immediately pay any such sums to the Escrow Agent upon receipt. Assignor shall irrevocably direct that all Stream Revenue shall be paid in accordance with Section 8.2 as instructed by Assignee.

3.10 Each of the Parties agrees that upon payment by Assignor to Assignee of the full amount of the Assigned Return, including all Stream Revenue, Assignee shall have no further rights to receive further payments in respect of the Litigation/Arbitration, and any encumbrances, liens or pledges created by this Agreement and the Security Agreement shall be promptly released by Assignee. In the event that the Litigation/Arbitration is resolved without the payment of Proceeds (or Proceeds less than the total Disbursements and/or the Assigned

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

Return), whether by final decision of the arbitrator or settlement, Assignee shall release any encumbrances, liens or pledges created by this Agreement and the Security Agreement upon such final resolution of the Litigation/Arbitration, unless any Claims are then ongoing or reasonably foreseeable, in which case Assignee shall release such encumbrances, liens and pledges upon final resolution of such Claims and payment of any portion of the Assigned Return arising therefrom. Assignee shall promptly file a UCC-3 Termination Statement as part of any such release.

3.11 Right of First Refusal

     3.11.1 If Assignor seeks or is offered any form of financing in respect of the Litigation/Arbitration, Assignee shall have a right of first refusal to provide additional funds to Assignor. Assignor agrees to promptly notify Assignee of any offers made or received by Assignor to or from any Person for such financing, whether debt, equity or otherwise. Assignor shall provide Assignee with a copy of any bona fide offer to provide such financing (or, if not in writing, a written summary of all material terms). Assignee shall have ten (10) Business Days from receipt of such notice and information to accept such offer and agree to advance additional sums to Assignor on substantially the same terms and conditions as are stated in the offer.

     3.11.2 If Assignee declines to provide such financing pursuant to Section 3.11.1, Assignor may obtain such financing from a third party, provided that (i) Assignor shall not procure such funds until such Person has confirmed in a binding agreement (in form and substance satisfactory to Assignee in its sole discretion) that its entitlement to receive a share of the Proceeds is subordinated to the rights of Assignee hereunder and generally and (ii) in no event shall any such financing adversely affect Assignee's rights hereunder.

4.0 Assignor's Representations and Warranties.

Assignor hereby represents and warrants to Assignee and agrees as follows (and all such representations and warranties shall be continuing and shall survive the Closing through the earlier of (i) payment of the Assigned Return and (ii) termination of this Agreement):

4.1 Assignor has sole and exclusive ownership of the Claims. No shareholder or other affiliate of Assignor has any ownership interest in the Claims. Other than the Engagement Letter, Assignor has not assigned, transferred, pledged, encumbered or given, as collateral or otherwise, to any Person other than to Assignee hereunder, any right or interest of Assignor in the Claims or the Proceeds.

4.2 Except as set forth on Schedule 4.2, there are no Persons who have liens, encumbrances, claims or charges (collectively, "Liens") against any amount to which Assignor may be entitled on account of the Claims and/or Proceedings, other than Assignee hereunder.

4.3 Assignor has not received notice of any asserted or unasserted claims, Liens or judgments against Assignor or its assets which might impair the rights,

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

value, priority or collectability of the rights assigned or granted to Assignee hereunder, and Assignor is not aware of any basis therefor.

4.4 Assignor is a corporation validly existing and in good standing in the State of Colorado. Assignor has the power, authority, right and competence to enter into this Agreement, and does so willingly and freely and on advice of competent lawyers of its choice. All approvals, actions and consents required to authorize Assignor to enter into this Agreement and the other Transaction Documents have been obtained and taken and, upon execution by Assignor, this Agreement and the other Transaction Documents shall be valid, binding and enforceable obligations and undertakings of Assignor. Entering into this Agreement and the other Transaction Documents and carrying out the actions provided for herein and therein will not cause Assignor to be in breach or violation of any other agreement or law or legal obligation (under applicable laws of the United States or, to Assignor's knowledge, any other country or jurisdiction) to which Assignor is a party or to which Assignor or the Collateral is subject.

4.5 Assignor is not relying in any manner on the advice of Assignee or its counsel and understands and agrees that Assignee is not providing any legal advice or legal professional services to Assignor or its lawyers or representatives. Assignor is entering into this Agreement for commercial and business purposes, and Assignor is sophisticated as to the transactions contemplated by this Agreement and its obligations hereunder.

4.6 The Engagement Letter is enforceable by Assignor and accurately reflects the entire financial arrangement between Assignor and Assignor Counsel.

4.7 Except for the Litigation/Arbitration, Assignor is not a party to any material action, suit, litigation, arbitration, investigation or proceeding.

4.8 The Security Agreement is effective to create in favor of Assignee a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. Upon the execution of the Subordination Agreement by each party thereto and the filing of a UCC financing statement by Assignee pursuant to Section 12.3, Assignee will have a valid and perfected, first-priority lien on and security interest in the Collateral and the proceeds thereof.

4.9 Except as set forth in the notes thereto, Assignor's Financial Statements have been prepared in conformity with generally accepted accounting principles, and such Financial Statements fairly present the financial position and results of operations of Assignor as of their respective dates and for the respective periods covered thereby. Assignor is not subject to any liabilities or obligations that are not specifically shown or that are in excess of amounts specifically shown or reserved for on the balance sheets included in Assignor's Financial Statements other than liabilities and obligations incurred in the ordinary course of business that are not material individually or in the aggregate.

4.10 As of immediately prior to the Closing Assignor is, and immediately after giving effect to the transactions contemplated hereby Assignor will be, Solvent.

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

4.11 Assignor has disclosed to Assignee all material facts known to Assignor relating to the Claims and/or Proceedings, and Assignor has made such information available to Assignee for its review and consideration in advance of the assignment contemplated herein. No representation or warranty or other statement made by Assignor in this Agreement contains any untrue statement or, to the knowledge of Assignor, omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

5.0   Assignor's Covenants

Assignor hereby covenants and agrees as follows:

5.1 Assignor shall use its best efforts and exercise good faith and reasonable commercial judgment, but at all times within the bounds of any applicable law and rules of professional responsibility: (i) in pursuing all of Assignor's or any of its affiliates' legal and equitable rights in the Claims and/or
Proceedings and with respect to the Proceeds; (ii) to bring the Claims and/or Proceedings to settlement or final judgment; and (iii) to enforce collection of the Proceeds and all money and other proceeds due on account of the Claims and/or Proceedings or other enforcement actions relating to the Proceeds, including any settlement(s) with Adverse Parties. During the pendency of the Litigation/Arbitration, Assignor shall use its commercially reasonable efforts to operate its business in the ordinary course of business, consistent with Assignor's past practice (except to the extent necessary to comply with this Section 5.1).

5.2 Assignor has not and shall not, directly or indirectly, delay, seek to prevent, impair, or frustrate the rights granted to Assignee under this Agreement, or payment of the Assigned Return to Assignee, in any way. To the extent any Person (other than Assignee) acquires or is otherwise deemed to have any ownership interest in the Claims, Assignor shall cause such ownership interest to be transferred and assigned in full to Assignor without additional consideration.

5.3 Assignor shall notify Assignee and keep Assignee advised regarding: the name(s), address(es), telephone and fax numbers of Assignor and of all legal counsel engaged to represent Assignor in connection with the Claims and/or the Proceedings; and the nature and scope of representation of all such legal counsel and any change therein.

5.4 Assignor shall give Assignee written notice within two (2) Business Days of becoming aware that any of its representations or warranties have become untrue in any material respect.

5.5 Assignor agrees not to do any of the following without Assignee's prior written consent (which will be provided in its sole and absolute discretion):
(i) terminate its relationship with its Lawyers or modify the terms of its engagement with its Lawyers, (ii) engage new Lawyers in connection with the Claims or the Proceedings, unless necessary for local law purposes or to address Lawyers' actual or potential conflicts of interest (provided that such engagement is limited to the issue on which there is an actual or potential conflict of interest and has no effect on the economic terms of this Agreement, including but not limited to the priority of distributions set forth in the Distribution Schedule or (iii) bring any separate action, suit or litigation against any Adverse Parties (other than the Litigation/Arbitration).

5.6 Assignor will not modify or terminate the Engagement Letter without Assignee's prior written consent, unless necessary to do so in order to address actual or potential conflicts of interest of the Lawyers in connection with the Claims or Proceedings (provided, however that any such changes are limited to the issue on which there is an actual or potential conflict and do not affect the economic terms of this Agreement, including but not limited to the priority of distributions set forth in the Distribution Schedule.

5.7 Assignor shall maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary.

5.8 Assignor shall not make any assignment or transfer or give, as collateral or otherwise, any right or beneficial interest of Assignor in the Claims, the Proceeds or rights therein or thereto, or knowingly take any other action that has, or with the passage of time could have, the effect of impairing or delaying Assignee's receipt of the Assigned Return. Assignor shall not and shall not allow or permit any other Person to place any Liens (other than those created hereunder and the lien described on Schedule 4.2) against or on the Proceeds without the prior written consent of Assignee.

5.9 Assignor agrees not to effect any Change of Control unless (i) it provides written notice (the "Change of Control Notice") to Assignee at least thirty (30) days prior to the proposed effective date of such Change of Control, which notice shall include in reasonable detail the material terms of the Change of Control, or copies of any material agreements substantially in the form proposed to be entered into in connection with the Change of Control and such other information related to such terms or agreement as Assignee may reasonably request, and (ii) Assignee shall have provided its prior written consent to such Change of Control, which consent shall not be conditioned, delayed or withheld unless Assignee reasonably and in good faith determines that such Change of Control would adversely affect the payment of the Assigned Return to Assignee, including without limitation any Stream Revenue.

5.10 If the Proceedings are moved to another jurisdiction (including a non-U.S. jurisdiction) or forum, Assignor agrees that it will continue to pursue the Claims in accordance with its obligations hereunder.

6.0 Assignee's Representations, Warranties and Covenants.

Assignee hereby represents and warrants to Assignor and agrees as follows (and all such representations and warranties shall be continuing and shall survive the Closing through the earlier of (i) payment of the Assigned Return and (ii) termination of this Agreement):

6.1 Assignee is a limited liability company validly existing and in good standing in its state of organization or formation. Assignee has the power, authority, right and competence to enter into this Agreement, and does so willingly and freely and on advice of competent lawyers of its choice. All approvals, actions and consents required to authorize Assignee to enter into this Agreement have been obtained and taken and, upon execution by Assignee, this Agreement and all documents contemplated to be signed by Assignee herein shall be valid and binding obligations and undertakings of Assignee. Entering into this Agreement and carrying out the actions provided for in this Agreement will not cause Assignee to be in breach or violation of any other agreement to which such Assignee is a party.

6.2 Assignee has not engaged or used, and is not obligated to, any finder or agent in connection with the transactions contemplated hereby.

6.3 As of the Closing Date, ASSIGNEE shall have the financial resources (or the ability to obtain) to make the payments required under the Maintenance Payments Obligation.

6.4 Assignee agrees for all accounting and tax reporting purposes: (i) to report the transactions contemplated herein as the acquisition of an asset (specifically, the Assigned Return) from Assignor and not as a loan to or equity investment in Assignor or any other person or entity and (ii) to not take an income tax or other deduction with respect to any funded amounts related to its Maintenance Payment Obligation as such amounts represent Assignee's acquisition costs paid to Assignor for the Assigned Return.

7.0 Activities Concerning Proceedings.

7.1 Assignor hereby consents to and irrevocably shall instruct the Lawyers to do the following at all times while this Agreement is in effect: (i) subject to any restrictions arising from any protective order in connection with the Claims and/or Proceedings, to promptly provide all non-privileged documents in the possession of Assignor or the Lawyers requested by Assignee, or any information that Assignee might have an interest in being aware of, relating to (A) the Proceedings, and opportunities and negotiations or other efforts (including non-judicial efforts) to settle the Claims and/or Proceedings against any Adverse Party, (B) any opportunities to earn or recover Proceeds, (C) any Persons' interest in or claim or potential claim against any of the Proceeds and/or the subject matter of the Claims and/or Proceedings or this Agreement;
(ii) subject to any restrictions arising from any protective order in the Litigation/Arbitration, when requested by Assignee or its lawyers, to provide factual information within the knowledge of Assignor or Lawyers relating to the Claims and/or Proceedings and Adverse Parties; and (iii) to perform all those action(s) to be taken by Lawyers provided for in this Agreement. Lawyers will be provided with a copy of this Agreement and will be instructed by Assignor to comply with the provisions of this Section 7.1.

7.2 Assignor shall instruct the Lawyers and other agents representing or advising Assignor from time to time in connection with the Proceedings to provide and continue to provide Assignee with the following, as soon as reasonably practicable after receipt:

     7.2.1 Except for letters, emails or other correspondence between or among Assignor Counsel, attorneys for the Defendants and the arbitrator(s) hearing the Litigation/Arbitration (to the extent that the same would not reasonably be expected to be material to Assignee), written notice of all documents filed in connection with the Claims and/or Proceedings, including, but not limited to, any memorials, notices, orders, pleadings, briefs, motions, or other documents presented to any party or filed with the court relating to the Proceedings (with actual copies of such filings to be provided on request by Assignee). If any such documents are subject to a protective order, the Lawyers and lawyers for Assignee shall discuss the proper handling of such documents and, to the extent Assignee and/or its lawyers may and are willing to agree to the terms of any such protective order, Assignor and the Lawyers will cooperate in seeking the court's/arbitration panel's and the Adverse Party's consent, unless such consent is deemed disadvantageous to the underlying litigation;

     7.2.2 Notice of and documents relating to payment or receipt of any money, consideration or other Proceeds to Assignor or their agents on account of the Claims or the Proceedings, including all accountings of the application of said money or other Proceeds received from any Adverse Party;

     7.2.3 Information requested by Assignee relating to the status of any demands upon, negotiations with or proposals made by or to any Adverse Party, including any litigation, settlement, alternative dispute resolution proceedings, appeals and any efforts to enforce any rights relating to any Claims, Proceedings, or Proceeds; and

     7.2.4 Copies of all invoices for Lawyers' Fees and Litigation Costs, all incurred in connection with the Claims and/or the Proceedings.

7.3 Control. For the avoidance of doubt, subject to Assignor's compliance with its obligations under Article 5 and Section 9.3 of this Agreement, the Parties agree that Assignor retains exclusive control over the Claims, the Litigation/Arbitration and/or Proceedings, including any settlement or resolution thereof.

8.0 Liquidation and Distribution of Non-Cash Proceeds; Stream Revenue.

8.1 In the event that the Proceeds consist of any non-cash items, Assignee and Assignor shall, at the option of Assignee, as soon as reasonably possible after the receipt of such Proceeds, cause such Proceeds to be disposed of at the highest possible price in a commercially reasonable transaction. The cash received as result of any such transaction, less any reasonable transaction costs, shall be delivered to the Escrow Agent for distribution as provided in this Agreement.

8.2 In the event that the Proceeds consist of any Stream Revenue, Assignor shall be obligated to pay to Assignee (in addition to any cash or non-cash Proceeds)
(a) one hundred percent (100%) of such Stream Revenue until such time as the Assignee has received an aggregate amount of Proceeds equal to (i) the capital actually disbursed by Assignee as a Disbursement under this Agreement (or that Assignee is legally obligated to pay at the time of receipt of Proceeds as contemplated hereby and that Assignee does actually pay thereafter); plus (ii) $5,000,000; and (b) thereafter, fifteen percent (15%) of such Stream Revenue; provided, however, that in the event that Assignor has fully resolved the Claims via settlement with the Defendants on or prior to November 26, 2015, then clause
(a) above shall be replaced with "one hundred percent (100%) of such Stream Revenue until such time as the Assignee has received an aggregate amount of Proceeds equal to the capital actually disbursed by Assignee as a Disbursement under this Agreement (or that Assignee is legally obligated to pay at the time of receipt of Proceeds as contemplated hereby and that Assignee does actually pay thereafter)" and clause (b) above shall be replaced with "thereafter, ten percent (10%) of such Stream Revenue until such time as Assignor has received $2,500,000 under this clause (b)". Any Stream Revenue shall be paid to Assignee on a monthly basis in accordance with its instructions until Assignee has received the full amount of the Assigned Return. Assignor shall use commercially reasonable efforts to structure any Stream Revenue arrangements such that Assignee shall be able to sell its share of such Stream Revenue to a third party buyer.

9.0 Default and Remedies; Complete Assignment of Claims; Guarantee.

9.1 Each of the following shall be a default (a "Default") under this Agreement:
(i) the breach or nonperformance by Assignor of any covenants or agreement made by it herein in any material respect which remains uncured (if such breach or nonperformance is capable of being cured) ten (10) Business Days after Assignee's written notice to Assignor of such breach or nonperformance; (ii) the failure of Assignor's representations or warranties to be true and correct in any material respect (or, in the case of representations and warranties that are qualified by materiality, the failure of such representations and warranties to be true and correct in any respect); (iii) unless dismissed within twenty (20) Business Days, the beginning of involuntary proceedings against Assignor under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency, or similar law, or the beginning of proceedings seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Assignor or for any substantial part of Assignor's property, or the beginning of proceedings seeking an order winding up or liquidating the affairs of Assignor; and (iv) the beginning by Assignor of a voluntary case under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by Assignor to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Assignor or for any substantial part of Assignor's property, or Assignor making any assignment for the benefit of creditors, or the failure of Assignor generally to pay its debts as they become due, or the taking of formal action by Assignor in furtherance of any of the foregoing.

9.2 If Assignor is in Default under this Agreement, (i) Assignee shall be granted the recourse to recover the Assigned Return (if payable pursuant to this Agreement) from Assignor (regardless of source), including without limitation from revenue of Assignor (regardless of source), (ii) Assignee may immediately cease any further disbursements under this Agreement and/or pursue its rights hereunder, including under the provisions of Section 9.3, and (iii) Assignor shall have no rights to receive any payment of any Proceeds until all payments due hereunder to Assignee (including any damages payment) have been paid in full.

9.3 In addition to the foregoing rights, upon Default by Assignor, Assignee may at its election, under this Agreement, become the assignee of any and all Claims asserted or assertable in connection with the Claims and/or Proceedings and may prosecute the same in the name of Assignor and/or its own name, as may be required or permitted by applicable law. Assignor agrees to do all things, and execute any and all further documents and certificates as may be requested from time to time by Assignee to evidence Assignee's ownership of the Claims as contemplated hereby. In the event of a complete assignment of the Claims, the entitlement of Assignor to Proceeds hereunder shall remain unchanged; provided, however, that any and all documented costs and/or expenses reasonably incurred or owed by Assignee and/or its agents and advisors in remedying the breach by Assignor or the consequences of such breach, shall be (i) deemed "Disbursements" for purposes hereof, and (ii) deducted from Assignor's share of the Proceeds to be distributed to it.

9.4 In addition to the foregoing, upon any breach of this Agreement by any Party, each other Party shall have all remedies available to it in law or equity, including all of the rights and remedies granted in the Security Agreement and the other Transaction Documents. Notwithstanding the provisions of
Section 16.1, each Party shall have the right to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

10.0  Indemnification; Taxes.

10.1 Assignor agrees to indemnify, defend and hold Assignee and its owners, directors, executives, officers, employees, members, partners, affiliates, managers, attorneys, agents and advisors ("Assignee Indemnitees") free and harmless from and against any and all losses, liabilities, costs, damages, claims, sanctions, penalties and expenses (including reasonable attorneys' fees and costs of experts and advisors) which any Assignee Indemnitee has sustained or may sustain at any time by reason of or relating to (i) the breach or alleged breach of, inaccuracy or alleged inaccuracy of, or failure to comply with, any of the warranties, representations, covenants or agreements of Assignor contained in this Agreement or the other Transaction Documents, and (ii) any claim by the Adverse Parties relating to the Claims and/or the Proceedings, including counterclaims or claims for interest, penalties, reasonable attorney's fees, costs or damages associated with the foregoing for any reason whatsoever.

10.2 Assignee agrees to indemnify, defend and hold Assignor and its directors, executives, officers, employees, members, partners, affiliates, managers, attorneys, agents and advisors ("Assignor Indemnitees") free and harmless from and against any and all losses, liabilities, costs, damages, claims, sanctions, penalties and expenses (including reasonable attorneys' fees and costs of experts and advisors) which any Assignor Indemnitee has sustained or may sustain at any time by reason of or relating to the breach or alleged breach of, inaccuracy or alleged inaccuracy of, or failure to comply with, any of the warranties, representations, covenants or agreements of Assignee contained in this Agreement or the other Transaction Documents.

10.3 All Taxes shall be the financial responsibility of the Party obligated to pay such Taxes as determined by the applicable law and neither Party is or shall be liable at any time for any of the other Party's Taxes incurred in connection with or related to amounts paid under this Agreement. Each Party agrees to indemnify, defend and hold the other Party harmless from and against any Taxes owed by or assessed against the indemnified Party that are the obligation of the indemnifying Party pursuant to this Section 10.2 and from any claims, causes of action, costs, expenses, reasonable attorneys' fees, penalties, assessments and any other liabilities of any nature whatsoever related to such Taxes.

10.4 Any Party who receives notice of a claim for which it will seek indemnification ("Indemnified Party") hereunder shall notify as promptly as

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

reasonably practicable the Party from which the Indemnified Party will seek indemnification ("Indemnifying Party") of such claim in writing; provided that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Assignee shall have the exclusive right to control the defense of such claim and all negotiations for its settlement or compromise. Assignor shall provide reasonable assistance to Assignee, at Assignor's expense, in connection with the defense of any such claim. Notwithstanding the foregoing, Assignor may participate in the defense of or settlement negotiations regarding any claim with counsel of its own selection, the costs and fees of which shall be paid by Assignor, and, to the extent such claim also includes claims that would not give rise to potential indemnification hereunder, nothing herein shall be construed to limit Assignor's ability to control its defense with respect to such claims that would not give rise to potential indemnification hereunder.

10.5 EACH PARTY, FOR ITSELF AND FOR ITS PRESENT AND FORMER AGENTS, ATTORNEYS, REPRESENTATIVES, HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS, HEREBY RELEASES, ACQUITS, DISCHARGES, AND FOREVER HOLDS HARMLESS THE OTHER PARTY AND ITS PRESENT AND FORMER EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, OFFICERS,DIRECTORS, SHAREHOLDERS, DIVISIONS, SUBSIDIARIES, AFFILIATES, PARENTS, PREDECESSORS, SUCCESSORS, INSURERS, HEIRS, EXECUTORS, AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES OR CAUSES OF ACTION, LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, RELATING TO THE CONDUCT OF THE PROCEEDINGS OR THE LITIGATION, EXCEPT TO THE EXTENT ARISING FROM SUCH OTHER PARTY'S WILLFUL MISCONDUCT OR BREACH OF THIS AGREEMENT.

11.0  Attorney-Client Relationships; Escrow.

11.1 Should a dispute arise at any time between or among the Parties and the Lawyers, or any of them, regarding payment or application of any sums recovered in the Proceedings, which dispute may delay, reduce or otherwise affect payment or retention of the Proceeds pursuant to the Distribution Schedule, any amounts of Proceeds not so disputed shall be paid immediately in accordance with the Distribution Schedule. In order to allow Assignee to become fully aware of any dispute to which it is not a party, Assignor hereby authorizes and directs the Lawyers to provide Assignee all facts and information related to the dispute. Notwithstanding any other provisions of this Agreement, Assignor relies on the common interest exception to avoid any waiver of the attorney-client privilege as to information requested by Assignee under these limited circumstances.

11.2 Assignor shall ensure that all Lawyers acting for Assignor from time to time in connection with the Litigation/Arbitration shall recognize the duty to cause all Proceeds to be paid to the Escrow Agent, or to any successor escrow agent agreed to by all parties to this Agreement.

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

12.0

Delivery by Assignee/Closing.

12.1 The closing of the transactions contemplated hereby (the "Closing"), including the assignment of the Assigned Return and the delivery and attachment of the Collateral shall take place at the offices of Assignee at a time designated by the Assignee or as otherwise agreed to by the Parties.

12.2 At the Closing, Assignor shall deliver the following documents to Assignee, duly executed by all parties thereto (other than Assignee), each in form and substance satisfactory to Assignee:

     12.2.1 The Common Interest Agreement;

     12.2.2 The Escrow Agreement;

     12.2.3 The Subordination Agreement;

     12.2.4 The Engagement Letter, together with an acknowledgment from Assignor Counsel of the rights granted to Assignee hereunder;

     12.2.5 The Security Agreement and all documents or certificates deliverable thereunder;

     12.2.6 Executed charge or lien documents reasonably necessary to record the liens contemplated hereby over the Collateral; and

     12.2.7 Such other agreements, documents certificates as Assignee shall reasonably request.

12.3 At the Closing, Assignee's rights in the Proceeds (to the extent of the Assigned Return), and all of Assignee's rights (in the Collateral or otherwise) as provided for in this Agreement and the Security Agreement, shall attach and be fully vested, secured and perfected; this Agreement and the assignment contemplated hereby shall be absolute and irrevocable by Assignor; and Assignee shall be entitled to file Form UCC-1 Financing Statements or the equivalent perfecting documents with respect to the Collateral in all jurisdictions that Assignee deems appropriate. In case the cooperation of the Assignor is required for the rights to be fully vested or the security interest to be fully perfected, the Assignor will promptly cooperate as required. This Agreement constitutes a security agreement for the purpose of UCC Article 9.

13.0  Maintenance and Availability of Records.

13.1 Assignor shall keep complete and proper records concerning the Proceeds and shall promptly deliver and make the same available to Assignee on request from time to time.

13.2 Assignee shall have the right, during reasonable business hours no more than once per calendar year, to audit, at its sole expense, the correctness of any previously unaudited Assignor report by an independent public accountant

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

chosen by Assignee. Assignee and its representatives shall hold in confidence any such information and shall not use the information for any purposes other than verifying Assignor's reporting in connection with this Agreement.

14.0  Assignment.

14.1 This Agreement shall inure to the benefit of, and be binding upon the successors and permitted assigns of Assignee, subject to the other terms and conditions of this Section.

14.2 This Agreement is personal and non-assignable by each Party hereto, other than in the case of Assignee, to an affiliate thereof or, with the prior written consent of Assignor, a third party with the means to honor the Agreement.

15.0  Miscellaneous.

15.1 This Agreement, including the exhibits hereto, the Security Agreement and the Escrow Agreement set forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, term sheets and understandings of every kind and nature between them. No Party hereto shall be bound by any term, condition, warranty or representation other than as expressly provided for in this Agreement, or as may be on a date on or after the date hereof duly set forth in writing signed by the Party hereto which is to be bound thereby. This Agreement shall not be changed, modified or amended except by a writing dated and signed by the Party to be charged.

15.2 This Agreement and its validity, construction and performance, and any and all disputes arising hereunder, shall be governed in all respects by the laws of the State of New York, but without recourse to its conflict of laws provisions; provided, however, any rights Assignee has or may have under Article 9 of the Uniform Commercial Code to foreclose on the Collateral shall be governed by the law of the place where the Collateral is located.

     15.2.1 Assignor irrevocably waives and forever and unconditionally releases, discharges and quitclaims any claims, counterclaims, defenses, causes of action, remedies and/or rights that it or its permitted assigns or successors in interest have or may in the future have arising from any doctrine, rule or principle of law or equity that this Agreement, or the relationships or transactions contemplated by this Agreement (i) are against the public policy of its state of incorporation or of any jurisdiction with which Assignor has a connection, or (ii) are unconscionable or the subject to any laws, rules or regulations relating to consumer protection, or (iii) call for the payment of interest at a usurious rate, or (iv) constitute champerty, maintenance or any impermissible transfers or assignments of property or choses in action (or doctrines or principles of law of equivalent effect) (the foregoing defenses being referred to herein as the "Waived Defenses"). The arbitrator set forth in Section 16.1 shall have exclusive jurisdiction, to the exclusion of any court, to determine the scope and validity of the waiver of any Waived Defenses by Assignor. In any proceeding brought for prejudgment or provisional relief under Section 16.3 or for enforcement under Section 16.2 or 17.0, the Parties agree that a court shall enforce this Agreement and any related agreements without regard to any Waived Defenses asserted by Assignor and shall refer any such Waived Defense to arbitration under Section 16 to be determined as to validity, scope or effect exclusively by the arbitrator. The Parties further agree that a

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

     court shall not defer or delay granting any remedy while any such arbitration takes place. In addition to the aforesaid, Assignor agrees that it will defend the validity of this Agreement - if requested to do so by Assignee - against any third party, including but not limited to creditors in any bankruptcy proceedings, and will hold Assignee and its owners, directors, executives, employees, members, partners, affiliates, managers, attorneys, agents and advisors harmless from and against any and all loss and damages of any kind (including reasonable attorneys' fees and associated costs) that Assignee or its owners, directors, executives, employees, members, partners, affiliates, managers, attorneys, agents and advisors or affiliates may incur as a result of any claim by a creditor of Assignor.

15.3 The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

15.4 This Agreement shall be binding upon, and inure to the benefit of the parties hereto, individually and to each and all of their agents, attorneys, beneficiaries, representatives and its respective successors, legal representatives and permitted assigns. No assignment by any Party shall relieve the assigning Party from any obligation, duty, representation, warranty or agreement absent an express written release given by the non-assigning Party.

15.5 The headings in the sections of this Agreement are inserted for convenience or reference only and shall not constitute a part hereof. Where the context so permits, the singular form of a word shall include the plural and the plural form shall include the singular.

15.6 Any notices given under this Agreement shall be in writing and delivered by first class mail or by overnight courier service (such as Federal Express, DHL, UPS) to the Parties as follows unless changed by written notice delivered to the other Party(s).

In the case of Assignor, to it at:

      CEL-SCI Corporation
      Attention: Geert R. Kersten
      8229 Boone Boulevard, Suite 802
      Vienna, VA 22182
      Telephone: 703-506-9460

with a copy (which shall not constitute notice to Assignor) to:

      Wilk Auslander LLP
      1515 Broadway, 43rd Floor
      New York, New York 10036
      Attn: Jay S. Auslander, Esq.

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

In the case of Assignee, to:

      Lake Whillans Vehicle I LLC
      c/o Lake Whillans Litigation Finance LLC
      1350 Avenue of the Americas, 2nd Floor
      New York, New York 10019
      Attention: Boaz Weinstein

15.7 Each Party agrees to execute and file or cause to be filed such other or further documents as may be reasonably requested by the other Party to give effect to the purposes of this Agreement. Such further documents shall include, but not be limited to: (i) documents intended to perfect Assignee's ownership of and power to exercise the rights herein granted by Assignor; (ii) if any judgment resulting from the Claims and/or Proceedings is modified, vacated and there are further proceedings, a replacement assignment or deed of property in order to give effect to Assignee's rights in and to the Assigned Return and the Collateral and this Agreement and (iii) to perfect Assignee's security interest in the Collateral.

15.8 Failure by either Party to enforce any provision of this Agreement or to assert a claim on account of breach hereof shall not be deemed a waiver of its right to enforce the same or any other provision hereof on the occasion of a subsequent breach.

15.9 The remedies expressed in this Agreement are not and shall not be deemed to be exclusive and shall be in addition to any other remedies that either Party may have at law or in equity.

15.10 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.0  Disputes between the Parties.

16.1 Except as provided in Section 9.4 or Section 17 of this Agreement, any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by an arbitration in New York, New York before a panel of three arbitrators. The Litigation/Arbitration shall be administered by JAMS pursuant to the Commercial Arbitration Rules ("Rules") of American Arbitration Association (the "AAA") in effect as of the date of execution of the Assignment, except that (i) the fees for filing the arbitration and for case management and administration of the arbitration shall be those required by JAMS and not those listed in the Rules, and (ii) if the Parties are unable to agree on an arbitrator within 21 days of the filing of the arbitration claim, the procedure in Rules R-11 shall be used, except that the arbitrators shall be appointed using a list provided by JAMS from the JAMS national roster of arbitrators. The arbitrators shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine. The arbitrators shall issue a reasoned Award in writing not more than 45 days after the conclusion of the arbitration hearing. The administrative costs of the arbitration will be borne by the

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

non-prevailing party (as determined by the arbitrator) as part of the award. Nothing in this Section 16.1 is intended to limit any Party's right to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

16.2 All arbitration proceedings, including testimony or evidence exchanged by the Parties or provided during the hearing, shall be kept confidential. However, the award issued by the arbitrator pursuant to the terms of this Agreement may be submitted for enforcement to and confirmed by the United States District Court for the Southern District of New York or any court possessing jurisdiction within the federal judicial district which includes the residence of the Party against whom such award was entered.

16.3 Prior to appointment of the arbitrator, either Party may commence judicial proceedings in the United States District Court for the Southern District of New York, or in any court possessing jurisdiction within the federal judicial district which includes the residence of the Party against whom relief is sought, to obtain preliminary relief, including injunctive relief, for the purposes of: (i) enforcement of this arbitration provision; (ii) preserving the status quo pending the appointment of the arbitrator; or (iii) preventing the disbursement by any Person of disputed funds pending the appointment of the arbitrator. Nothing herein will be construed to prevent a Party's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either Party to the other. Any such action or remedy will not waive a Party's right to compel arbitration of any dispute.

16.4 Survival after Termination. The provisions of Sections 9, 10, 11, 15, 16, 17 and 18 of this Agreement shall survive the termination of this Agreement.

17.0 Foreclosure on Collateral. Without limiting the other provisions of Section 16 of this Agreement which provide exclusively that all disputes between the Parties will be arbitrated, Assignee shall have the right to take action under the applicable provisions of the law of the jurisdiction where the Collateral is located from time to time to enforce its rights in and to and to foreclose upon the Collateral. In any action under this Section, the Parties agree that any court in which such relief is sought shall determine the availability of such relief without regard to any claims or defenses that may be asserted by the other Party (other than claims or defenses directly relating to the relief sought). The Parties agree that any such claims and defenses shall be referred to the exclusive jurisdiction of the arbitrator under Section 16 and that the court shall not defer or delay granting a remedy while any such litigation takes place.

18.0 Confidentiality.

All information provided pursuant to this Agreement, including without limitation, any information provided pursuant to Section 5.9, shall be regarded as "Confidential Information" by the receiving party. The Parties agree that, other than as required by law, they shall not disclose any Confidential Information and shall use the Confidential Information only for the purposes set forth herein; provided that a party may disclose Confidential Information to its affiliates and the directors, officers, partners, members, managers, employees, agents or advisors of such Party and its affiliates who need to know such information. Assignee acknowledges and agrees that the Confidential Information may contain material non-public information relating to Assignor, and provisions of applicable securities laws and/or rules may restrict or prohibit the use and/or disclosure of such information. Assignee agrees that it will not use Confidential Information to trade in any securities of Assignor except in accordance with applicable securities laws.

19.0 Third-Party Beneficiary.

The Parties to this Agreement expressly agree that Assignor Counsel is a third-party beneficiary of this Agreement to the extent it calls for the payment of certain amounts to Assignor Counsel and, as such, Assignor Counsel has the right to enforce the payment provisions of this Agreement to such, and only to such, extent.

                                    * * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date first set forth above. This Agreement is entered into in New York, New York.

                                    CEL-SCI CORPORATION

                                    By: /s/ Geert R. Kersten
                                        --------------------
                                    Name: Geert R. Kersten
                                    Title: Chief Executive Officer


                                    LAKE WHILLANS VEHICLE I LLC

                                    By: Lake Whillans Capital Partners LLC, its
                                        Managing Member

                                   By: /s/ Boaz Weinstein
                                      ----------------------
                                   Name: Boaz Weinstein
                                   Title: Principal








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